Exhibit 99.1

SUBSCRIPTION AGREEMENT

Cytta Corp.

710 West 16th Avenue

Vancouver, British Columbia

Canada V5Z 1S7

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing __________________________________________________ (__________) shares of Common Stock of Cytta Corp. (the "Company") at a price of $0.02 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Chad Rutherford and Mr. Brad Prystupa solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation .

MAKE CHECK PAYABLE TO:  Cytta Corp.

Executed this _____ day of ___________________, 200___.

___________________________________	_________________________________
Signature of Purchaser
___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.02	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Cytta Corp.

By:

Title: